UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

COLOMBIA GOLDFIELDS LTD.
(Name of Registrant as Specified In Its Charter)
_________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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- 220 Bay Street, Suite 1400 – Toronto, Ontario, Canada – M5J 2W4 -
- tel: 416-603-4653 - fax: 416-360-7783

SUPPLEMENT DATED OCTOBER 14, 2009
TO PROXY STATEMENT DATED SEPTEMBER 29, 2009
FOR THE SPECIAL MEETING OF SECURITYHOLDERS
To Be Held on October 23, 2009

This document supplements the proxy statement, dated September 29, 2009 (the “Proxy Statement”), previously mailed to you in connection with your consideration and vote on a special resolution, pursuant to an interim order of the Supreme Court of Yukon, to approve an arrangement under Section 195 of the Business Corporations Act (Yukon) (“YBCA”) to effect the acquisition of Colombia Goldfields Ltd. (“Colombia”) by Medoro Resources Ltd. (“Medoro”). This supplement includes a description of certain information regarding recent developments affecting both Medoro and Colombia, under the heading “Recent Events.” Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current.

Our board of directors previously established September 25, 2009 as the record date for the purpose of determining the stockholders, optionholders and warrantholders who are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting or any adjournment or postponement thereof. The purpose of the special meeting is to consider and vote on the following matters:

1.

to consider, pursuant to an interim order of the Supreme Court of Yukon and if deemed advisable, to pass, with or without variation, a special resolution to approve an arrangement under Section 195 of the Business Corporations Act (Yukon) and the merger of Barona Merger Sub, Inc. with and into Colombia to effect the acquisition of Colombia by Medoro; and

2.	any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors unanimously recommends that you vote FOR the special resolution to approve the arrangement. If you have not already submitted a proxy for use at the special meeting you are urged to do so promptly.

VOTING AND REVOCABILITY OF PROXIES

As set forth in the Proxy Statement, the adoption of the resolution approving the arrangement requires approval by (i) not less than 66 2/3 percent of the votes cast by holders of the outstanding shares of Colombia common stock, holders of the outstanding Colombia options and holders of the outstanding Colombia warrants, voting together as a single class, (ii) not less than a majority of the outstanding shares of Colombia common stock, and (iii) not less than a majority of the votes cast by stockholders of Colombia other than votes cast by certain directors and senior officers of Colombia, and their affiliates, who are creditors of Colombia and have agreed to amend the terms of indebtedness in connection with the merger transaction.

Because part of the required vote is based on the number of shares of Colombia common stock outstanding rather than on the number of votes cast at the special meeting, if you are a stockholder, failure to vote your shares of Colombia common stock (including as a result of broker non-votes) and abstentions will have the same effect as voting against approval of the arrangement resolution.

Whether or not you plan to attend the special meeting in person, if you are a holder of record of shares of Colombia’s common stock, a holder of record of options to purchase Colombia common stock or a holder of record of purchase warrants to acquire Colombia common stock, as of the close of business on the record date, which was September 25, 2009, or are otherwise are entitled to vote at the special meeting, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your Colombia shares or you are a warrantholder and you hold your purchase warrants through a bank, brokerage firm or other nominee, please read the instructions from your broker or other intermediary regarding how to vote your Colombia shares or purchase warrants. Returning a signed proxy will not prevent you from attending the meeting and voting in person, if you wish to do so. If you are a stockholder and you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the arrangement resolution.

If you sign and send in your proxy card but do not include instructions on how to vote your properly signed form, your Colombia shares, Colombia options or Colombia warrants will be voted FOR the arrangement resolution.

If you hold your Colombia shares or Colombia warrants in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not vote your securities unless you provide instructions on how to vote. You should instruct your broker, bank or nominee how to vote your securities by following the directions your broker, bank or nominee will provide to you. If you are a stockholder and do not provide instructions to your broker, bank or nominee with respect to the arrangement resolution, your Colombia shares will not be voted and this will have the same effect as a vote against the proposal to approve the arrangement resolution.

NO ACTION IN CONNECTION WITH THIS SUPPLEMENT IS REQUIRED BY ANY SECURITYHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY.

As indicated in the Proxy Statement, you may change your vote at any time before the securities reflected on your proxy are voted at the special meeting. If you own your Colombia shares, Colombia options or Colombia warrants in your name, you can do this in one of three ways. First, you can send a written notice of revocation to our transfer agent at Interwest Transfer Co. Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah, USA 84117. Second, you can either mark, sign, date and return a new proxy card or submit your proxy. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your Colombia shares or Colombia warrants, you must follow the directions received from the broker, dealer, trustee, bank or other nominee to change the instructions you have given them.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

In connection with certain recent developments, we hereby supplement certain disclosure in the Proxy Statement with the disclosure set forth below appearing under the heading “Recent Developments.” This supplemental information should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety, together with the exhibits attached thereto.

Recent Developments

1.

On October 1, 2009, Medoro executed a preliminary letter of intent to acquire all of the issued and outstanding shares of Mineros Nacionales S.A. (“Mineros Nacionales”), a Colombian corporation which is unrelated to Colombia Goldfields Ltd. , whose main assets are the mining rights to the Zona Baja property at Marmato Mountain in Colombia, from its parent Mineros S.A., a private Colombian company. The preliminary letter of intent provides for an aggregate purchase price of US$35,000,000 in cash or Medoro common shares, at Mineros S.A.’s option, of which US$5,000,000 in cash will be paid shortly as a deposit that will be refundable, subject to certain conditions. The completion of this Mineros Nacionales transaction is subject to negotiation and execution of a definitive agreement, the satisfactory completion of technical, financial, legal and other commercial due diligence and, if a definitive agreement is executed, customary closing conditions, including legal and regulatory approvals. The preliminary letter of intent may be terminated by Medoro pursuant to a diligence out, under certain conditions. There can be no assurance that the preliminary letter of intent would not be terminated, that satisfactory due diligence would be completed, that a definitive agreement would be entered into, or that the proposed transaction would be consummated. As of the date of this filing, Medoro has not conducted any significant due diligence of Mineros Nacionales or Mineros S.A., and the parties have not begun to negotiate a definitive agreement. It is uncertain whether Medoro and Mineros S.A. will choose to pursue this transaction.

If the transactions contemplated by the preliminary letter of intent with Mineros S.A. and by Medoro's previously announced non-binding, preliminary letter of intent signed with Colombia Gold plc (which has the rights to the Echandia property at Marmato Mountain), are completed, and upon the consummation of Medoro's proposed acquisition of Colombia Goldfields Ltd. (which has the rights to the adjacent Zona Alta property) as described in this Proxy Statement, Medoro would have most of the mining rights to the Marmato Mountain project. The proposed acquisition of Mineros Nacionales S.A. furthers Medoro's efforts to consolidate its gold holdings in the Marmato area, and would provide Medoro with immediate milling capacity, which it ultimately hopes to expand.

2.

On October 7, 2009, Medoro announced that it proposes to make a private placement of up to 143,750,000 special warrants of Medoro, at a price of C$0.80 per special warrant, for gross proceeds of up to C$115,000,000. The securities offered under such potential offering will not be or have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act. The potential offering would be conducted on a "best efforts" private placement basis. Any funds raised by such potential offering are expected to be used principally for exploration, drilling, debt repayment, social work, and for working capital and general corporate purposes related to Medoro’s establishment of operations in Colombia and its proposed acquisition of Colombia Goldfields Ltd. The potential offering is subject to certain conditions including, but not limited to, the receipt of all necessary approvals including the approval of the TSX Venture Exchange and applicable securities regulatory authorities.

Each special warrant received as part of the potential offering would entitle the holder thereof to receive one unit of Medoro on the exercise or deemed exercise of the special warrant, each unit being comprised of one Medoro common share and one-half of one common share purchase warrant. Each whole common share purchase warrant would entitle the holder thereof to purchase one Medoro common share at a price of C$1.25 for a period of two years following the closing date of the offering. Under the current proposed terms, the potential offering is scheduled to close on or about October 29, 2009, and Medoro would use its reasonable best efforts to obtain a receipt for a (final) prospectus within 60 days of the closing date of the offering.

It is uncertain whether Medoro will choose to proceed with this potential offering, and there can be no assurance that any offering would proceed pursuant to the terms and conditions discussed above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Proxy Statement, as supplemented by this document, and the documents to which we refer to in the Proxy Statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Colombia or Medoro, as applicable, the expected completion and timing of the merger transaction and other information relating to the merger transaction. There are forward-looking statements throughout the Proxy Statement, as supplemented by this document, including, among others, under the headings “Summary,” “Questions and Answers about the Special Meeting and the Merger Transaction,” “Reasons for the Merger Transaction; Recommendation of the Colombia Board,” “The Merger Transaction - Opinion of Haywood,” “The Parties to the Merger Transaction,” “Information Concerning Medoro”, “Securities Issued by Medoro” and “Recent Events” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Colombia, Medoro or the combined company, as applicable. These forward-looking statements speak only as of the date on which the statements were made and we do not undertake any obligation to update or revise any forward-looking statements made in the Proxy Statement, as supplemented by this document, or elsewhere as a result of new information, future events or circumstances or otherwise.

Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by forward-looking statements. You should not place undue reliance on any forward-looking statements contained in the Proxy Statement, which speak only as of the date of the Proxy Statement, or, in the case of this supplement, as of the date of this supplement, or, in the case of documents attached to the Proxy Statement or referred to in the Proxy Statement, as of the respective dates of such documents.

Among the important factors that could cause actual results to differ materially from those indicated by forward-looking statements are the risks and uncertainties described under “Risk Factors” and elsewhere in the Proxy Statement, in Colombia’s other filings with the SEC and in Medoro’s filings with the Canadian securities regulatory authorities, which may be accessed using SEDAR at www.sedar.com.

In addition, other factors that could cause actual results to differ materially from those in the forward-looking statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the arrangement agreement; the inability to complete the merger transaction due to the failure to obtain the required approvals of the Colombia securityholders at the special meeting or the failure to satisfy other conditions to consummation of the merger transaction; the failure of the merger transaction to close for any other reason; risks that the proposed transaction disrupts current plans and operations; and the effect of the announcement of the merger transaction on customer relationships, operating results and business generally.

We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the arrangement or other matters addressed in the Proxy Statement, as supplemented by this document, and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Board Street, New York, New York 10002.

Any person, including any beneficial owner, to whom the Proxy Statement and this supplement is delivered may request copies of proxy statements, supplements thereto and reports or other information concerning us, without charge, by written or telephonic request directed to us at Colombia Goldfields Inc., 220 Bay Street, Suite 1400, Toronto, Ontario, Canada M5J 2W4, Attention: Tom Lough, telephone: (416) 603-4653 or from the SEC through the SEC’s website at the address provided above.

Information about Medoro, including, but not limited to, directors’ and officers’ remuneration and indebtedness, principal holders of Medoro’s securities and securities authorized for issuance under the Medoro’s stock option plan is contained in the management information circular of Medoro dated May 14, 2009. Additional financial information is provided in the Medoro’s audited consolidated financial statements and Management’s Discussion & Analysis for the year ended December 31, 2008 and the unaudited consolidated financial statements. This information and other pertinent information regarding Medoro can be found on SEDAR at www.sedar.com.

The Proxy Statement, as supplemented by this document, does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in the Proxy Statement, as supplemented by this document, or attached to the Proxy Statement to vote your Colombia shares, Colombia options or Colombia warrants at the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in the Proxy Statement, as supplemented by this document, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. The Proxy Statement is dated September 29, 2009. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than that date (except for the information contained in this supplement which is dated as of October 14, 2009), and the mailing of the Proxy Statement or this supplement to stockholders shall not create any implication to the contrary.

If you have any questions about the Proxy Statement, this supplement, the special meeting or the merger transaction or need assistance with the voting procedures, you should contact Kingsdale Shareholder Services Inc. at 866-851-4179.

Our stockholders of record who have further questions about the exchange of their stock certificates for the per share merger consideration should call Equity Trust & Transfer Company at (416) 361-0930 extension 224.

INTERNET AVAILABILITY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders, Optionholders and Warrantholders to Be Held on October 23, 2009.

The Proxy Statement is available at www.colombiagoldfields.com.

NEITHER THE PROXY STATEMENT NOR THIS SUPPLEMENT CONSTITUTES THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, AS SUPPLEMENTED BY THIS SUPPLEMENT, TO VOTE YOUR SECURITIES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THE PROXY STATEMENT, AS SUPPLEMENTED BY THIS SUPPLEMENT. THE PROXY STATEMENT IS DATED SEPTEMBER 29, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (EXCEPT FOR THE INFORMATION CONTAINED IN THIS SUPPLEMENT WHICH IS DATED AS OF OCTOBER 14, 2009), AND THE MAILING OF THE PROXY STATEMENT OR THIS SUPPLEMENT SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

* * * * *

Colombia has filed the Proxy Statement with the SEC in connection with its proposed business combination with Medoro. The Proxy Statement has been sent or given to the securityholders of Colombia. Before making any voting or investment decision with respect to the business combination, investors and securityholders of Colombia are urged to read the Proxy Statement, as supplemented by this document, and any other relevant materials filed with the SEC because they contain (or will contain) important information about the merger. The Proxy Statement, this supplement and any other documents filed by Colombia with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, any person, including any beneficial owner, to whom the Proxy Statement and this supplement is delivered may request copies of Proxy Statements or this supplement and reports or other information concerning us, without charge, by written or telephonic request directed to us at Colombia Goldfields Inc., 220 Bay Street, Suite 1400, Toronto, Ontario, Canada M5J 2W4, Attention: Tom Lough, telephone: (416) 603-4653 or from the SEC through the SEC’s website at the address provided above.